Exhibit 99.1

CONTACTS:
Richard Leland	Karen Denning
Investor Relations	Media Relations
561-438-3796	630-438-7445
Richard.Leland@officedepot.com	Karen.Denning@officedepot.com

Office Depot Announces Deal to Sell European Business to

The AURELIUS Group

Boca Raton, Fla., September 23, 2016 – Office Depot, Inc. (NASDAQ: ODP) today announced that it intends to sell its European business to The AURELIUS Group.

Office Depot had previously disclosed its intention to explore strategic alternatives regarding its European business, under a process that began earlier this year.

“The sale of our European business will allow us to streamline operations and focus our resources on markets that will provide the best opportunity to implement our recently announced three year strategic plan,” said Roland Smith, chairman and chief executive officer for Office Depot. “The AURELIUS Group, has a proven track record of positioning its acquisitions for future success and we look forward to working with them to complete this transaction.”

Since 2005 AURELIUS has completed more than 70 transactions across Europe and specializes in investing in companies and corporate spin-offs, as well as complex divisional carve-outs from corporates.

The transaction is structured as an equity sale, for nominal consideration, with the buyer acquiring the European business with its assets and liabilities. Annual revenue for the European business is approximately EUR 2 billion. The transaction, which has been approved by Office Depot’s Board of Directors, is subject to regulatory approval from the European Commission and consultation with the central works council, which represents employees in France. The transaction is expected to close by the end of 2016.

Goldman, Sachs & Co. acted as Office Depot’s exclusive financial advisor on the transaction.

About Office Depot, Inc.

Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The Company has annual sales of approximately $14 billion, employs approximately 49,000 associates, and serves consumers and businesses in 59 countries with approximately 1,800 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, franchisees, licensees and alliance partners. The Company operates under several banner brands including Office Depot, OfficeMax, Grand & Toy, and Viking. The company’s portfolio of exclusive product brands include TUL, Foray, Brenton Studio, Ativa, WorkPro, Realspace and HighMark.

Office Depot, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “ODP”. Additional information about the transaction can be found in the Company’s Form 8-K filed today. Additional press information can be found at: http://news.officedepot.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to the termination of Office Depot’s pending acquisition by Staples, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the termination of the Staples Merger Agreement; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from Office Depot’s European restructuring plan; fluctuations in currency exchange rates; unanticipated downturns in business relationships with customers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as the Form 8-K filed today with respect to the proposed transaction. Office Depot does not assume any obligation to update or revise any forward-looking statements.